Exhibit 10.45
                           MASTER COMMITMENT AMENDMENT


RE:  Master Commitment Contract #M96031884 (Mandatory)
     Master Agreement #MA92092300
     Seller/Servicer #184202

     This Master Commitment Amendment dated as of July 23, 1996 amends and supplements the above referenced Master Commitment, dated as of March 18, 1996, as amended as of May 6, 1996 and May 31, 1996 (collectively the "Master Commitment"), under which Federal Home Loan Mortgage Corporation ("Freddie Mac") agreed to purchase mortgages having a maximum aggregate unpaid principal balance of $800 million from North American Mortgage Company ("Seller").

     The amended and supplemental terms are as follows:

     Paragraph 1 titled "Contract Commitment Amount" of the Master Commitment shall be and is hereby deleted in its entirety and a new paragraph 1 is substituted in lieu thereof which shall read as follows:

     1.   Contract Commitment Amount:        $1 billion

     Except as modified herein, all of the terms and conditions of the Master Commitment remain in full force and effect.

     IN WITNESS WHEREOF, Seller and Freddie Mac have caused this instrument to be executed by their duly authorized representatives as of the date first set forth above.

FEDERAL NATIONAL MORTGAGE CORPORATION

By:    /s/ Beverly Twigg Kennedy
      -------------------------
Name:  Beverly Twigg Kennedy
Title: Vice President, Sales

NORTH AMERICAN MORTGAGE COMPANY


By:  /s/ Michael G. Conway
     ---------------------
    (Signature of Authorized Officer)

Print
Name:  Michael G. Conway

Print
Title: Executive Vice President
Date:   July 24, 1996